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                                   Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
CompuCom Systems, Inc.:


     We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No. 33-
63307, No. 33-63309, No. 33-76832, No. 33-85268, No. 333-58623, No. 333-69051,
No. 333-84559, No. 333-48846, No. 333-48904, and No. 333-69043) on Form S-8 and
the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-
78746, No. 33-78756 and No. 333-12609) on Form S-3 of CompuCom Systems, Inc. of our report dated February 9, 2001, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of CompuCom Systems, Inc.


                                               KPMG LLP



Dallas, Texas
March 22, 2001